Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY REPORTS RESULTS FOR FIRST QUARTER 2009
•	EPS of $0.17 per share

•	YTD Cash from Operating Activities of $22.3 million

•	Gross Margin of 37.3%

•	Company reaffirms forecast
WALNUT CREEK, California (May 7, 2009) — American Reprographics Company (NYSE: ARP) (the “Company”), the nation’s leading provider of reprographic services and technology, today reported its financial results for the first quarter ended March 31, 2009.
“I am extremely pleased with our first quarter results. They clearly demonstrate our ability to quickly reduce our costs and improve efficiency even under very difficult conditions,” said K. “Suri” Suriyakumar, Chairman, President and CEO. “Our management team’s agility in the face of a dynamic market will help our organization drive through this downturn successfully as we remain focused on reducing our operating costs and generating cash.”
Net revenue for the first quarter of 2009 was $139.5 million. The Company’s gross margin was 37.3% for the three-month period ending March 31, 2009. Net income for the first quarter of 2009 was $7.5 million, or $0.17 per diluted share.
Jonathan Mather, Chief Financial Officer, said, “Our gross margin of 37.3% in the first quarter was a distinct improvement over the 2008 fourth quarter gross margin of 36.7%. During the first quarter we saw sequential gains in our gross margins month over month as the effects of our ongoing cost-cutting measures began to be felt. In addition, the Company’s cash flow from operations also increased 9.5% year-over-year, despite the significant decrease in revenue. Cash flow from operating activities for the past twelve months ending March 31, 2009, was $129.2 million. While this is impressive in and of itself, it also provides confidence and momentum for the management team while operating under extraordinary circumstances.”
Outlook
The Company reaffirmed its EPS forecast of $0.50 to $0.75 on a fully-diluted basis, projecting cash flow from operations in the range of $70 million to $90 million.

Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s first quarter 2009 and business outlook. The conference call can be accessed by dialing 888-218-8032.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 888-203-1112. The conference ID number is 4908112.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., Canada and the U.K, on-site at more than 5,000 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 160,000 active customers.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions and estimates of management regarding future events and the future financial performance of the Company. Words such as “forecast,” “outlook,” “will,” and similar expressions identify forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current downturn in the economy generally and in the architectural, engineering and construction industries specifically; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to complete acquisitions, or failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Contacts:

David Stickney	Joseph Villalta
VP of Corporate Communications	The Ruth Group
Phone: 925-949-5100	Phone: 646-536-7003
Email: dstickney@e-arc.com	Email:jvillalta@theruthgroup.com

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$50,476	$46,542
Accounts receivable, net	78,477	77,216
Inventories, net	10,417	11,097
Deferred income taxes	5,832	5,831
Prepaid expenses and other current assets	8,632	11,976

Total current assets	153,834	152,662

Property and equipment, net	87,126	89,712
Goodwill	367,270	366,513
Other intangible assets, net	83,099	85,967
Deferred financing costs, net	3,250	3,537
Deferred income taxes	23,601	25,404
Other assets	2,197	2,136

Total assets	$720,377	$725,931

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,409	$25,171
Accrued payroll and payroll-related expenses	12,360	13,587
Accrued expenses	23,984	24,913
Current portion of long-term debt and capital leases	67,733	59,193

Total current liabilities	128,486	122,864

Long-term debt and capital leases	282,897	301,847
Other long-term liabilities	12,281	13,318

Total liabilities	423,664	438,029

Commitments and contingencies

Stockholders’ equity:
American Reprographics Company stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 45,688,233 and 45,674,810 shares issued and 45,240,579 and 45,227,156 shares outstanding in 2009 and 2008, respectively	46	46
Additional paid-in capital	86,080	85,207
Deferred stock-based compensation	(88)	(195)
Retained earnings	223,393	215,846
Accumulated other comprehensive loss	(11,118)	(11,414)

	298,313	289,490
Less cost of common stock in treasury, 447,654 shares in 2009 and 2008	7,709	7,709

Total American Reprographics Company stockholders’ equity	290,604	281,781
Noncontrolling interest	6,109	6,121

Total stockholders’ equity	296,713	287,902

Total liabilities and stockholders’ equity	$720,377	$725,931

American Reprographics Company
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008

Reprographics services	$99,769	$142,496
Facilities management	26,865	29,551
Equipment and supplies sales	12,849	15,396

Total net sales	139,483	187,443
Cost of sales	87,504	107,840

Gross profit	51,979	79,603
Selling, general and administrative expenses	30,966	39,521
Amortization of intangible assets	2,983	3,188

Income from operations	18,030	36,894
Other income, net	(59)	(202)
Interest expense, net	5,796	7,146

Income before income tax provision	12,293	29,950
Income tax provision	4,758	11,452

Net income	7,535	18,498
Plus net loss attributable to the noncontrolling interest	12	—

Net income attributable to American Reprographics Company	$7,547	$18,498

Earnings per share attributable to American Reprographics Company shareholders:
Basic	$0.17	$0.41

Diluted	$0.17	$0.41

Weighted average common shares outstanding:
Basic	45,089,790	45,045,038
Diluted	45,100,225	45,390,827

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income Attributable to ARC to EBIT and EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2009	2008

Net income attributable to ARC	$7,547	$18,498
Interest expense, net	5,796	7,146
Income tax provision	4,758	11,452

EBIT	18,101	37,096
Depreciation and amortization	12,715	12,117

EBITDA	$30,816	$49,213

Reconciliation of Cash Flows Provided by Operating Activities to EBIT and EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2009	2008

Cash flows provided by operating activities	$22,276	$20,348
Changes in operating assets and liabilities	1,922	12,915
Non-cash (expenses) income, including depreciation and amortization	(16,663)	(14,765)
Income tax provision	4,758	11,452
Interest expense, net	5,796	7,146
Net loss attributable to the noncontrolling interest	12	—

EBIT	18,101	37,096
Depreciation and amortization	12,715	12,117

EBITDA	$30,816	$49,213

Non-GAAP Measures
EBIT and EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. Amortization does not include $0.9 million of stock based compensation expense, for each of the three months ended March 31, 2009 and 2008. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We present EBIT and EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating division-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only as supplements. For more information, see our Condensed Consolidated Financial Statements and related notes on our 2009 first quarter report on Form 10-Q. Additionally, please refer to our 2008 Annual Report on Form 10-K.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities
Net income	$7,535	$18,498
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for accounts receivable	1,249	1,078
Depreciation	9,732	8,929
Amortization of intangible assets	2,983	3,188
Amortization of deferred financing costs	331	260
Stock-based compensation	933	912
Deferred income taxes	1,412	613
Other noncash items, net	23	(215)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(2,425)	(9,478)
Inventory	686	438
Prepaid expenses and other assets	3,575	1,426
Accounts payable and accrued expenses	(3,758)	(5,301)

Net cash provided by operating activities	22,276	20,348

Cash flows from investing activities
Capital expenditures	(1,979)	(2,301)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(588)	(4,831)
Restricted cash	—	940
Other	163	554

Net cash used in investing activities	(2,404)	(5,638)

Cash flows from financing activities
Proceeds from issuance of common stock under Employee Stock Purchase Plan	—	13
Payments on long-term debt agreements and capital leases	(15,878)	(12,115)
Net repayments under revolving credit facility	—	(10,000)
Payment of loan fees	(44)	(632)

Net cash used in financing activities	(15,922)	(22,734)

Effect of foreign currency translation on cash balances	(16)	18
Net change in cash and cash equivalents	3,934	(8,006)
Cash and cash equivalents at beginning of period	46,542	24,802

Cash and cash equivalents at end of period	$50,476	$16,796

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$5,253	$9,184
Issuance of subordinated notes in connection with the acquisition of businesses	$246	$1,660
Accrued liabilities in connection with acquisition of businesses	$333	$—
Change in fair value of derivative, net of tax effects	$435	$(5,421)